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                                                                   EXHIBIT 10.51


                              IMC MORTGAGE COMPANY

                     VICE-PRESIDENT UNREGISTERED STOCK PLAN

1.       PURPOSE

         The purpose of this Executive Officer Unregistered Stock Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by certain of the Company's officers upon whose judgment and keen interest the Company is largely dependent for the successful conduct of its operations and to provide an enhanced incentive for those officers to focus on the value of the Company's common stock in the public markets.. It is anticipated that the acquisition of such proprietary interest in the Company will stimulate the efforts of such officers on behalf of the Company and strengthen their desire to remain with the Company.

2.       DEFINITIONS

         When used in this Plan, unless the context otherwise requires:

         (1) "Board of Directors" shall mean the Board of Directors of the Company, as constituted at any time.

         (2)      "Company" means IMC Mortgage Company, a Florida corporation.

         (3) "Grant" means the issuance of Shares to a Participant under the Plan.

         (4)

         (5) "Participant" shall mean any one who is eligible to receive Shares and who has been issued Shares pursuant to the Plan, as specified in
Section 3 hereof.

         (6) "Plan" shall mean this 1997 Vice-President Unregistered Stock Plan of IMC Mortgage Company, as adopted by the Board of Directors at its meeting held on September 9, 1997, as such Plan from time to time may be amended.

         (7) "President" shall mean the person who at the time shall be the President of the Company.

         (8) "Relevant Year" shall mean each calendar year hereafter beginning in 1997 until this Plan is terminated by its terms or by the Board of Directors.

         (9) "Share" shall mean a share of common stock of the Company, par value $.01 per share.

         (10) "Share Market Value" means the closing price for a Share on the stock exchange, if any, on which the Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or if Shares are not primarily traded on a stock exchange, the average of the high and low sales prices at which one share is traded on the over the counter market, as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ), or, if none of the above is applicable, the value of a Share as established by the Board of Directors for such date using any reasonable method of valuation.

3.       PARTICIPANTS



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         The Participants to whom Shares are issued under this Plan shall be such Vice-Presidents of the Company as are designated by the Compensation Committee of the Board from time to time as participants in the Plan.

4.       ISSUE OF SHARES - CONDITIONS

         Each Relevant Year during the term of the Participants' employment with the Company, the Participant will receive unregistered Shares so long as the following condition (the "Condition") is met: the Participants in question is employed by the Company on the last day of the Relevant Year.

5.       NUMBER OF SHARES AWARDED; VESTING

         If the Conditions are met as to a Participant for the Relevant Year, then effective on the January 30 next following the end of the Relevant Year, the Participant will receive a Grant with the number of Shares issued pursuant the Grant for the Relevant Year being calculated by dividing the Participant's base compensation in effect as of the end of the Relevant Year by the Share Market Value for the last trading day of the Relevant Year.

         The Grant shall vest over three years with one-third of the Grant vesting immediately, and an additional one-third vesting on each annual anniversary of the last day of the Relevant Year so long as the Participant is still employed by the Company on such anniversary. If any Participant leaves the employment of the Company, for any reason, prior to any unvested Shares being vested, then the unvested portion shall be forfeited. By way of example, if a Participant receives a Grant of 9,000 shares at the end of a Relevant Year and leaves the employ of the Company 18 months later, 6,000 of the Shares subject to the Grant will be vested and the Participant will forfeit 3,000 of the Shares.

6.       TAX BENEFIT

         The Company will receive a tax benefit as a result of each Grant hereunder as the Shares subject to such Grant vest, and each Participant who receives a Grant will be required to pay income taxes as the Shares subject to that Grant vest, even though the Participant will not receive any funds from the Grant to pay such taxes. Accordingly, to the extent the Company expects to realize a reduction in its income taxes payable as a result of the Grant, than an amount equal to that reduction in income taxes will be paid to the Participant as a bonus payable at the time of the issuance of Shares to the Participant pursuant to the Grant to aid the Participant in paying the Participant's taxes created by such Grant. Each Participant, by accepting a Grant, agrees to report taxable income equal to the deduction claimed by the Company with respect to such Grant.

7.       PAYMENT OF PAR VALUE

         The Participant shall have thirty (30) business days from the date of such issue of Shares pursuant to a Grant to pay to the Company, in cash or by check, an amount equal to the par value of a Share multiplied by the number of Shares which have been issued to him. Subject to the provisions of Section 9 and
Section 10, upon receipt of such payment the Company shall issue to such Participant a certificate representing such Shares. If the Participant thereafter forfeits any Shares which have not vested, the Company will refund to such Participant the par value of the Shares so forfeited.

         Each Share issued under the Plan shall be fully paid and non-assessable and treated as any other outstanding Share.




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8.       NO RIGHT TO CONTINUED EMPLOYMENT

         Nothing contained herein shall be construed to confer on any employee any right to continue in the employ of the Company or any Subsidiary or confer on any officer of the Company or Subsidiary any right to remain as such, or derogate from any right of the Company and any Subsidiary to retire, request the resignation or discharge such individual at any time, with or without cause.

9.       ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS

         Each stock certificate representing Restricted Shares shall contain an appropriate legend referring to the Plan and the necessity to comply with all registration requirements under applicable securities laws, to use an exemption therefrom, prior to any transfer of such Shares. Before issuing a certificate with respect to any Shares, the Company may: (i) require the holder to give satisfactory assurances that the Shares are being acquired for investment and not with a view to resale or distribution, and will not be transferred in violation of applicable securities laws; and (ii) restrict the transferability of such Shares and require a legend to be endorsed on the certificates representing the Shares.

10.      INCOME TAX WITHHOLDING

         If the Company shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect to the Grant Shares pursuant to the Plan, the Company shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Participant. In any event, the Participant shall make available to the Company, promptly when requested by the Company, sufficient funds to meet the requirements of such withholding and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or out of any funds or property due or to become due to the Participant.

         The Participant may satisfy the obligation to pay such withholding tax amounts, in whole or in by electing to have the Company withhold Shares by delivering Shares then owned by the Participant. The value of such Shares shall be the Share Market Value on the date the amount of such withholding tax is to be determined

11.      ADMINISTRATION AND AMENDMENT OF THE PLAN

         Except as hereinafter provided, the Board of Directors may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Shares not theretofore issued, and the Board of Directors may terminate the Plan effective as to any calendar year following the year in which the determination to terminate the Plan is communicated to the Participants; provided, however, that in the event of a merger or acquisition of the Company as a result of which the Company is not the survivor, the Plan shall terminate on such event, but the day of such event shall be treated as the last day of the calendar year under the Plan so that the Participants will receive a grant on such date, if eligible, and if all of the conditions are satisfied (with the Net Income Increase calculated by comparing the Company's earnings per share for the Relevant Year to date with the same period of the prior year).

         Determinations of the Board of Directors as to any questions which may arise with respect to the interpretation of the provisions of the Plan or any issue of Shares shall be final. The Board of Directors may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and any Shares issued thereunder effective or provide for their administration, and may take such other action with regard to the Plan and any Shares issued thereunder, as it shall deem desirable to effectuate their purpose.

12.      FINAL ISSUANCE DATE

         No Shares shall be issued under the Plan after January 30, 2007.

         The undersigned president of the Company certifies that this Plan is the Plan adopted by the Board of Directors of the Company on September 9, 1997. This Plan is executed this 3rd day of October, 1997.

/S/ THOMAS G. MIDDLETON
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Thomas M. Middleton, President of IMC Mortgage Company









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